                             Registration No.


                    SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                                 FORM S-8


         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           GRUMMAN CORPORATION
          (Exact name of registrant as specified in its charter)

              New York                      11-0844750
      (State of Incorporation)    (IRS Employer Identification No.)

                           1111 Stewart Avenue
                  Bethpage, Long Island, New York 11714
                 (Address of Principal Executive Offices)


                           GRUMMAN CORPORATION
                         Long-Term Incentive Plan
                           (Full title of plan)


                          STEVEN DELY, Secretary
                           GRUMMAN CORPORATION
                           1111 Stewart Avenue
                  Bethpage, Long Island, New York 11714
                 (Name and address of agent for service)

       Telephone number, including area code, of agent for service:
                              (516) 575-7873

                     Calculation of Registration Fee


                                  Proposed       Proposed
Title of           Amount         maximum        maximum
securities         to be          offering       aggregate  Amount of
to be              registered     price per      offering   registration
registered                        share *        price *    fee



Common Stock,      1,750,000      $64.4375     $112,765,625  $38,884.97
Par Value $1       shares
Per Share



*Estimated solely for the purpose of calculation of the registration fee, based on the average of the high and low price on New York Stock Exchange-
- -Composite Transactions -- March 28, 1994.

                          REGISTRATION STATEMENT

This registration statement is filed with respect to 1,750,000 shares of Grumman Corporation Common Stock, Par Value $1 Per Share, issuable in connection with the Grumman Corporation Long-Term Incentive Plan.

    Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents and information filed with the Commission by Grumman Corporation (the "Company") (File No. 1-3024) are hereby incorporated herein by reference, and shall be deemed to be a part hereof:

    (i) The Company's latest Annual Report on Form 10-K, which incorporates the Company's audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed and the report of the Company's independent public accountants thereon;

    (ii) The Company's definitive Proxy Statement in connection with the latest annual meeting of its stockholders, any definitive proxy or information statements so filed in connection with any subsequent special meeting of its stockholders, and the information statements pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 thereunder filed as Annex I to each Schedule 14D-9 referred to in item (v) below;

    (iii) The Company's current Reports on Forms 10-Q and 8-K since the end of the fiscal year covered by the Annual Report referred to in (i) above;

    (iv) The description of the Company's Common Stock contained in the Prospectus dated February 20, 1986 (pp. 6-8), included in Registration Statement No. 33-3109, as supplemented by the Company's Registration Statement on Form 8-A filed March 9, 1988 as amended by Amendment No. 1 filed on March 24, 1988, describing Rights to Purchase Series A Junior Participating Preferred Stock; and

    (v) The Company's Schedule 14D-9, Solicitation/Recommendation Statement Pursuant to Section 14(d)(4) of the Exchange Act, filed on March 8, 1994, as amended; and the Company's Schedule 14D-9,
Solicitation/Recommendation Statement (with respect to the Tender Offer by Northrop Corporation) Pursuant to Section 14(d)(4) of the Exchange Act, filed on March 24, 1994, as amended.

    All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each person entitled thereto, on the written request of such person, a copy of any of the documents referred to above. Written requests for such copies should be directed to:
                         Office of the Secretary
                           Grumman Corporation
                           1111 Stewart Avenue
                           Bethpage, N.Y. 11714
                                   -1-

    Grumman Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of any such persons in transactions with the Company, is disclosed in proxy statements distributed to the Company's shareholders and filed with the Commission. Items filed with the Commission may be inspected, and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's regional offices at 500 W. Madison, Suite 1400, Chicago, Illinois 60601, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York and at the offices of the Boston, Chicago, Pacific and Philadelphia Stock Exchanges.

    Additional updating information with respect to the securities and plan covered herein will be provided in the future to plan participants.

    Item 5.    INTEREST OF COUNSEL - LEGAL OPINION

    Certain matters in connection with the Common Stock issuable in connection with the Long-Term Incentive Plan are being passed on by T.L. Genovese, Esq., Vice President and General Counsel of the Company. Mr. Genovese owned beneficially 26,422 shares of Common Stock as of February 28, 1994.

    Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 721 through 726 of the Business Corporation Law of the State of New York (the "BCL"), in which the Company is incorporated, permit the indemnification of directors or officers of a New York corporation for reasonable expenses incurred in connection with the defense of any action brought by or in the right of the corporation against them in their capacity as directors or officers unless such directors or officers are adjudged to have breached their statutory duty to the corporation or unless the expenses are incurred in defending an action which is settled without court approval. With respect to actions or proceedings against directors and officers brought other than by or in the right of the corporation, indemnification is permitted for judgments, fines and reasonable expenses if such directors or officers acted in good faith, for purposes reasonably believed to be in the best interest of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe their conduct was unlawful.

    Article VI of the Company's By-Laws provides that the Company shall indemnify (a) any person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person, the testator or testatrix or the administrator or administratrix of such person, is or was a director or officer of the Company and (b) any director or officer of the Company who served any other company of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Company, in the manner and to the maximum extent permitted in Article VII of the BCL, as amended from time to time, and the Company may by action of the Board of Directors indemnify any or all corporate personnel of the Company, other than directors and officers, in such manner and to such extent as the Board of Directors in its discretion shall determine, subject to applicable law.

    Article VI of the Company's By-Laws also authorizes the Company to enter into agreements with any of its directors, officers, employees or other persons extending rights to indemnification to such person to the fullest extent permitted by applicable law. Pursuant to such authorization, the Company has entered into specific indemnification agreements with its directors, certain officers, and certain employees who hold fiduciary positions in respect of employee benefit plans or who serve as directors of other entities at the Company's request. The agreements provide for mandatory indemnification and mandatory advancement of expenses to the fullest extent permitted by the BCL.

    Section 402 of the BCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for damages for any breach of duty as a director, provided that such provision shall not limit or eliminate the liability of a director (i) for acts or omissions, not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director derived an improper personal benefit, (iii) for any violation of Section 719 of the BCL, which imposes liability on directors for unlawful payment of dividends on or purchases or redemptions of its stock, unlawful distributions in liquidation and illegal loans to directors, or (iv) for any act or omission that occurred prior to the adoption of the provision authorized by Section 402 of the BCL. The Company's Certificate of Incorporation includes a provision eliminating the liability of its directors to the Company or its shareholders to the full extent permitted by Section 402 of BCL.

    In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

    Item 8.  EXHIBITS


    The following exhibits are filed herewith or incorporated herein by reference, and are part of this Registration Statement:

Exhibit 4     Instruments defining the rights of participating employees--

              Exhibit 4(a)        Grumman Corporation Long-Term Incentive
                                  Plan

              Exhibit 4(b) Certain Terms Governing Performance Shares (relates to Performance
                                  Share Awards under the Plan)

              Exhibit 4(c)        Terms and Conditions of Stock
                                  Options Granted Pursuant to the Grumman
                                  Corporation Long-Term Incentive Plan
                                  (relates to Stock Option Awards under
                                  the Plan)

              Exhibit 4(d) Terms and Conditions of Restricted Stock Granted Pursuant to the Grumman
                                  Corporation Long-Term Incentive Plan
                                  (relates to Restricted Stock Awards
                                  under the Plan)

              Exhibit 4(e) Form of Grant of Performance Share Award and Stock Option Award

              Exhibit 4(f)        Form of Grant of Stock Option Award

              Exhibit 4(g)        Form of Grant of Restricted Stock Award

              Exhibit 4(h)        Option Exercise Form (Exercise using
                                  cash)

              Exhibit 4(i) Option Exercise Form (Exercise using previously owned stock)

              Exhibit 4(j)        Option Surrender Form

Exhibit 5 Opinion of counsel as to legality of securities to be registered, indicating they will when sold be legally issued, fully paid and nonassessable.

Exhibit 13 Those portions, and only those portions, of Grumman Corporation's 1993 Annual Report to security holders,
              Exhibit 13 to Grumman Corporation's Form 10-K for the year ending December 31, 1993, that are specified in said Exhibit 13 as being deemed filed with the Securities and Exchange Commission as part of said Form 10-K, are incorporated in this Registration Statement by this reference.

Exhibit 23(a) Consent of Arthur Andersen & Co.

Exhibit 23(b) Consent of T.L. Genovese, Esq. (included in Exhibit 5).

Exhibit 24    Powers of Attorney (including certified resolutions).

    Item 9.   UNDERTAKINGS

    The undersigned registrant hereby undertakes:

         (a) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethpage, State of New York, on this 29th day of March 1994.

                                       GRUMMAN CORPORATION
                                          (Registrant)


                                  By   /s/ John H. Mullan
                                       (John H. Mullan,
                                       Attorney-in-Fact)


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                         Date

Renso L. Caporali*      Chairman of the Board,        March 29, 1994
                        Chief Executive Officer
                        and Director

Robert J. Myers*        President,
                        Chief Operating Officer
                        and Director

J. Robert Anderson*     Vice Chairman,
                        Chief Financial Officer
                        and Director

Nat P. Busi*            Vice President,
                        Controller and
                        Principal Accounting
                        Officer

Kenneth S. Axelson*     Director

Lucy Wilson Benson*     Director

Richard Dulude*         Director

Victor Hao Li*          Director

Charles Marshall*       Director

Signature               Title                         Date


James F. Orr III        Director


(James F. Orr III)

John T. Sargent*        Director

Eddie N. Williams*      Director




*  By /s/ John H. Mullan
      (John H. Mullan,
       Attorney-in-Fact)

                            INDEX TO EXHIBITS


Exhibit 4 Instruments defining the rights of participating employees--

    Exhibit 4(a)   Grumman Corporation Long-Term Incentive Plan

    Exhibit 4(b) Certain Terms Governing Performance Shares (relates to Performance Share Awards under the Plan)

    Exhibit 4(c) Terms and Conditions of Stock Options Granted Pursuant to the Grumman Corporation Long-Term Incentive Plan (relates to Stock Option Awards under the Plan)

    Exhibit 4(d) Terms and Conditions of Restricted Stock Granted Pursuant to the Grumman Corporation Long-Term Incentive Plan (relates to Restricted Stock Awards under the
                   Plan)

    Exhibit 4(e)   Form of Grant of Performance Share Award and Stock
                   Option Award

    Exhibit 4(f)   Form of Grant of Stock Option Award

    Exhibit 4(g)   Form of Grant of Restricted Stock Award

    Exhibit 4(h)   Option Exercise Form (Exercise using cash)

    Exhibit 4(i) Option Exercise Form (Exercise using previously owned stock)

    Exhibit 4(j)   Option Surrender Form

Exhibit 5 Opinion of counsel as to legality of securities to be registered, indicating they will when sold be legally issued, fully paid and nonassessable.

Exhibit 13* Those portions, and only those portions, of Grumman Corporation's 1993 Annual Report to security holders, Exhibit 13 to Grumman Corporation's Form 10-K for the year ending December 31, 1993, that are specified in said Exhibit 13 as being deemed filed with the Securities and Exchange Commission as part of said Form 10-K, are incorporated in this Registration Statement by reference.

Exhibit 23(a)      Consent of Arthur Andersen & Co.

Exhibit 23(b)      Consent of T.L. Genovese, Esq. (included in
                   Exhibit 5).

Exhibit 24         Powers of Attorney (including certified
                   resolutions).

*Incorporated by reference.

                                                 EXHIBIT 4(a)


                            GRUMMAN CORPORATION

                         LONG-TERM INCENTIVE PLAN


I.  Purpose

    The purpose of the Grumman Corporation Long-Term Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees to achieve pre-established performance and profitability standards of the Company and to thereby increase overall shareholders' value.


II. Definitions

    (a) "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code) with a surrender feature, performance share awards, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock ("other Common Stock-based awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

    (b) "Award Summary" means a written summary setting forth the terms and conditions of each Award made under this Plan.

    (c) "Board" means the Board of Directors of the Corporation, excluding any member who is an officer or employee of the Corporation or who otherwise would not be considered a disinterested person within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

    (f) "Common Stock" means the $1.00 par value Common Stock of the Corporation.

    (g) "Corporation" means Grumman Corporation, a New York corporation.

    (h)  "Employee"   means  an   employee  of  Grumman  Corporation  or  a
Subsidiary.

    (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (j) "Fair Market Value" means the average of the highest and the lowest quoted selling price on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the Committee may specify some other definition of Fair Market Value with respect to any particular Award.

    (k) "Participant" means an Employee who has been granted an Award under the Plan.

    (l) "Plan Year" means a twelve-month period beginning with January l of each year.

    (m) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

    Any Employee selected by the Committee is eligible to receive an Award.


IV.  Plan Administration

    (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate.

    (b) The Committee shall have authority to interpret and construe the provisions of the Plan and the Award Summaries and make determinations pursuant to any Plan provision or Award Summarv which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

    (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

    (d) The Committee shall have the authority at any time prior to a Change in Control (as defined in Section XII(b)) to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.
                                    -2-

V. Stock Subject to the Provisions of This Plan

    (a) The stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Section V(c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 1,750,000.

    (b) Any shares ceasing to be subject to an option because of the surrender of such option in lieu of exercise shall become again available for award under the Plan. The grant of a performance or restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable in cash will not reduce the number of shares available for Awards granted under the Plan.

    (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.


VI.  Awards Under This Plan

    As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

     (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

     (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 1,000,000 shares, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

     (c) Option Surrender Right. A right contained in the grant of a stock option or incentive stock options to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price contained in the grant letter.

     (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be granted as restricted stock Awards under this Plan shall not exceed 250,000, subject to Section V above.

     (e) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award. Dividend equivalents credited in the form of Common Stock shall be subject to tax withholding by deducting therefrom that number of shares the Fair Market Value of which equals the amount required to be withheld. Shares of Common Stock to be withheld for tax withholding purposes may be either at the required minimum or maximum combined statutory tax rate, plus FICA taxes, if required. However, any participant who is subject to the reporting provisions of
Section 16(a) of the Securities Exchange Act of 1934, as amended, shall have such withholdings at the maximum combined statutory tax rate, plus FICA taxes, if required.

     (f) Stock Award. An unrestricted transfer of ownership of Common Stock which may only be made to Employees other than Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

     (g) Other  Stock-Based Awards.   Other Common Stock-based Awards which
are related to or serve a similar function to those Awards set forth in this Section VI.


VII.  Award Summaries and Agreement

     Each Award under the Plan shall be evidenced by an Award Summary and Agreement. Delivery of an Award Summary and Agreement to each Participant shall constitute an agreement, subject to Section IV(d) and Section IX hereof, between the Corporation and the Participant as to the terms and conditions of the Award.


VIII.  Other Terms and Conditions

     (a) Assignability. No Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a quafified domestic relations order as defined by the Code, and during the lifetime of a Participant, the Award shall be exercisable only by such
Participant or such Participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order.

     (b) Termination of Employment. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment.

     (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

     (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

     (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld, prior to receipt of such stock, with that number of shares the Fair Market Value of which equals the amount required to be withheld. Shares of Common Stock to be withheld for tax withholding purposes may be either at the required minimum or maximum combined statutory tax rate, plus FICA taxes, if required. However, any Participant who is subject to the reporting provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended, shall have such withholdings at the maximum combined statutory tax rate, plus FICA taxes, if required.

     (g) Restrictions on Sale and Exercise. With respect to Employees who are officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.


IX.  Amendments

    The Board may alter, amend, suspend or discontinue the Plan or at any time prior to a Change of Control (as defined in Section XII(b)) alter or amend any or all Award Summaries granted under the Plan to the extent permitted by law. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 of the Securities and Exchange Commission.

X.  Recapitalization

    The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


XI.  No Right to Employment

    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Summary issued hereunder.


XII.  Change of Control

    (a) Notwithstanding anything contained in this Plan or any Award Summary and Agreement to the contrary, in the event of a Change in Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change in Control:

         (i) automatic maximization of perfomance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Summary and Agreement;

         (ii) performance shares shall be paid entirely in cash;

         (iii) upon exercise of a stock option or an incentive stock option (collectively an "Option") during the 60-day period from and after the date of a Change in Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of the Plan, if the end of such 60-day period from and after the date of a Change in Control is within six months of the date of grant of an Option held by a Participant who is an officer or director of the Corporation (within the meaning of
    Section 16(b) of the Exchange Act), such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section XII(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change in Control and
    (ii) if the Change in Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change in Control set forth in Section XII(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D by the person having made the acquisition);

         (iv) if a Participant's employment terminates for any reason other than retirement or death following a Change in Control, any Options held by the Participant may be exercised by the Participant until the earlier of three months after such termination of employment or the expiration date of such Options; and

         (v) all Awards become non-cancellable.

    (b) A "Change in Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

         (i) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries.

         (ii) individuals who, as of the date hereof, constitute the board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the Exchange
    Act); or

         (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.


XIII.  Governing Law

    To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York.


XIV.  Supplemental Plans

    The Board shall have the authority to adopt plans, supplemental to this Plan, covering Employees residing outside the United States.


XV.  Savings Clause

    This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.


XVI.  Effective Date and Term

    The effective date of this Plan is January 1, 1992, subject to its approval by the stockholders of the Corporation at the annual meeting to be held on April 16, 1992, or any adjournment thereof. The Plan shall remain in effect until terminated by the Board.

                                         EXHIBIT 4(b)






                CERTAIN TERMS GOVERNING PERFORMANCE SHARES


     With respect to Performance Shares granted pursuant to the Long-Term Incentive Plan, upon the termination of employment of an award recipient due to his death, permanent or total disability, retirement at age 65, or later, or termination by the Company other than for cause (each, a "Termination") at least six months after the award but prior to the end of the measuring period and delivery of shares, the Committee may, upon the recommendation of management, exercise its authority to determine the present value of the award of Performance Shares as of the date of such Termination, such value to be based upon assumptions set by management and approved by the Committee, which may include the performance criteria set for the award or such other criteria as may be appropriate under the circumstances and pay such award in cash, shares or any combination thereof. In the absence of any such determination by the Committee, such recipient or such recipient's estate or designated beneficiary shall be entitled to receive a prorated portion of such award or awards, such pro-ration to occur at the end of the measuring period and take into account only the period prior to the recipient's Termination. If there is a Termination within six months of the award, or if an award recipient voluntarily terminates his employment or is terminated by the Company for cause prior to the end of the measuring period and delivery of shares, awards of Performance Shares shall be forfeited.

                                                            EXHIBIT 4(c)



                  TERMS AND CONDITIONS OF STOCK OPTIONS
               GRANTED PURSUANT TO THE GRUMMAN CORPORATION
                         LONG-TERM INCENTIVE PLAN


I.   Purpose

     These terms and conditions govern options granted under the Long-Term Incentive Plan (hereinafter referred to as "the Plan") and provide for and govern the granting of Common Stock options as a means of (a) assisting the Company and its subsidiaries to attract and retain the services of persons who can be expected to make major contributions to their longer term success; (b) furnishing extra incentive to such persons; and (c) encouraging such persons to identify their interests more closely with those of the Company's shareholders for a substantial time period.

II.  Administration of the Plan

     The Plan shall be administered by the Compensation Committee of the Board of Directors (hereinafter referred to as "the Committee"). The Committee shall consist of three or more directors, each of whom shall be ineligible to receive options under the Plan while serving on the Committee. A majority of the members of the Committee in office, but not less than two members, shall constitute a quorum for the transaction of business at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee may from time to time grant options under the Plan on behalf of the Company. The date of grant of an option shall be the date that it is approved by the Committee.

     The Committee shall have authority to adopt, change and revoke rules and forms for the administration of the Plan, to correct defects in any option agreement, and to interpret the Plan, the rules thereunder and all options. Its determinations shall be conclusive and binding upon all interested parties.

III. Stock Available for Options

     The number of shares of Common Stock which may be subject to options awarded under the Plan shall be limited by the provisions of Sections V and VI of the Plan, and shall be subject to adjustment in accordance with
Section X of the Plan. For the purpose of such limitation, any option which terminates without having been fully exercised shall be deemed to have covered only the shares actually purchased thereunder.

     The shares of Common Stock delivered upon the exercise of any option may be authorized and unissued shares or, when authorized by the Board of Directors or by the Committee, issued shares held in the Company's treasury.

IV.  Eligibility for Options

     (a)   Options may  be granted under the Plan to employees of  the
     Company and its subsidiaries (other than members of the Committee) whose services are considered to be of major importance to the success of the Company or a subsidiary, including salaried officers but not including directors as such; and any such eligible employee may receive more than one option. The Committee shall be the sole judge of which employees are qualified to receive options.

          Anything in the preceding paragraph to the contrary notwithstanding, with respect to options granted under the Plan that are designated as "Incentive Stock Options" the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the recipient during any calendar year (under all such plans of the Company and its subsidiaries) shall not exceed $100,000.

     (b) The aggregate fair market value (determined at the time an option is granted) of stock for which stock options designated "Incentive Stock Options" are exercisable for the first time under the terms of a plan by an employee during any calendar year (under all plans of an individual's employer corporation and its parent and subsidiary corporations) is limited to $100,000, but the value of stock for which options may be granted to an employee in a given year may exceed $100,000.

V.   Time Limit for Option Grants

     No option shall be granted under the Plan after December 19, 2001.

VI.  Terms and Conditions of Options

     Options granted under the Plan shall conform to the following requirements:

     (a) The option price of each share of Common Stock covered by an option shall be not less than the fair market value of a share of Common Stock on the date that the option was granted, as determined by the Committee;

     (b) Each option granted to employees under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as the Committee shall determine; provided, however, that in any event no option shall be exercisable after the expiration of ten years from the date of its grant.

     (c)   Each exercise  of an  option shall be accompanied by either
     (i) full payment in cash of the option price of the shares of Grumman Corporation Common Stock being acquired, or (ii) delivery to Grumman Corporation of only so many shares of Grumman Corporation Common Stock valued at the closing price on the New York Stock Exchange on the date of exercise of the option as necessary to equal the option price of the shares of Grumman Corporation Common Stock being acquired pursuant to such option exercise.

     (d) An option shall not be transferable by its recipient otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during his lifetime only by him or his guardian, legal representative or assignee pursuant to a qualified domestic relations order.

     The enumeration of the foregoing requirements shall not be deemed to bar the Committee from establishing option terms and conditions other than those governed by such requirements. Except as otherwise required by this Article or by any action of the Committee, an option shall be exercisable in whole, at any time, or in part, from time to time, until it terminates.

VII. Surrender of Options

     Company management may, at its discretion and under such terms and conditions as it deems appropriate, accept the surrender by an optionee of a right to exercise an option, or some portion thereof, to purchase shares of Common Stock granted under such option and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the option price for such shares from their fair market value on the date of such surrender, such payment to be in the nearest whole number of shares of the Common Stock of the Company valued at fair market value on the date of such surrender, provided that the Committee determines that such settlement is consistent with the purposes of the Plan set down in Article I hereof.

VIII. Termination of Options; Death of Option Recipient

     In addition to termination upon exercise or surrender, each option granted under the Plan shall be exercisable and shall terminate as follows:

     Upon an award recipient's employment termination due to his or her death, permanent or total disability or retirement at age 65, or later, all options previously awarded to such recipient shall become immediately exercisable, if not then exercisable, and such options shall be forfeited at the end of the stated term of the option or, if earlier, at the following times: (a) for termination of employment caused by death, three years after death; (b) for termination of employment caused by permanent or total disability, one year after such disability; or (c) for termination of employment due to retirement at normal retirement age 65, or later, the end of the period, after such retirement, equal in duration to the period between the date of grant of the option and the date of retirement.

Options held by an award recipient whose employment is terminated by the Company other than for cause shall be forfeited (x) if the options are exercisable at the date of termination, one year after termination; or (y) if the options are not exercisable at the date of termination, one year after such options become exercisable by their terms. Options held by an award recipient whose employment is terminated by the Company for cause or who voluntarily terminates his employment shall be forfeited upon such termination. Notwithstanding the above provisions, if after termination of employment due to permanent or total disability, retirement at normal retirement age 65, or later, or termination by the Company other than for cause, any option recipient shall die, such option shall become immediately exercisable (if not already exercisable) and shall remain exercisable until the later of (i) one year after the date of his death or (ii) if applicable, the expiration of the time periods set down in (b), (c), (x) or
(y) above but, in no event, shall such option be exercisable at a time more than ten years after such option is granted. An option exercisable after the death of an option recipient may be exercised by his estate or the person or persons to whom his option is transferred by will or by the laws of descent and distribution, or by a beneficiary or beneficiaries designated in writing on an appropriate form provided by the Company.

IX.  Adjustments for Corporate Changes

     In the event of any change in the number of outstanding shares of Common Stock by reason of a stock dividend on the Common Stock, stock split-up or so-called reverse stock split, the number of shares of Common Stock then available for grant of options, and the number of shares of Common Stock then purchasable under each outstanding option, shall be increased or decreased proportionately and the option price of the shares purchasable under each option shall be appropriately adjusted so that the cost of exercising the option in full shall remain the same.

     In the event of any other corporate action affecting the outstanding shares of Common Stock (such corporate action including, but not being limited to, a re-capitalization, merger, consolidation, so-called spin-off or dividend in partial liquidation), the Board of Directors may in its discretion make such adjustments as it deems equitable in the number and kind of securities available for the grant of options and in the number, kind and price of the securities purchasable under any outstanding option.

     The foregoing notwithstanding, no fractional share of Common Stock shall become purchasable under any option granted under the Plan.

X.   Meaning of "Subsidiary"

     For the purpose of these Terms and Conditions, a "subsidiary" of the Company shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

XI.  Amendment and Termination of Plan

     The Board of Directors may terminate the Plan at any time or amend it from time to time, except that shareholder approval shall be required of any amendment, other than an amendment authorized by Article IX, which increases the number of shares of Common Stock available for the grant of options, reduces the minimum permissible option price or extends the period during which options may be granted. No amendment or termination of the Plan shall nullify or otherwise change any outstanding option without the consent of the holder thereof.

XII. Plan Controls

     In the event of any conflict between these Terms and Conditions and the provisions of the Plan, the provisions of the Plan shall control.

                                                             EXHIBIT 4(d)


             TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTED
                    PURSUANT TO THE GRUMMAN CORPORATION
                         LONG-TERM INCENTIVE PLAN


1.   PURPOSES

     These terms and conditions govern awards of restricted stock granted under the Long-Term Incentive Plan (hereinafter referred to as "the Plan"), and provide for and govern the granting of such awards as a means of: (a) attracting and retaining personnel possessing outstanding ability; and (b) furthering the identity of interests of Plan participants with those of the Company's shareholders through stock ownership opportunities.


2.   DEFINITIONS

     Whenever used herein, each of the following terms shall have the meaning set forth opposite said term:

     (a) "Company" shall mean Grumman Corporation and its subsidiaries.

     (b)  "Board" shall mean the Board of Directors of Grumman
     Corporation.

     (c) "Committee" shall mean the Compensation Committee of the Board.

     (d) "Award" shall mean an award of Restricted Stock granted under the provisions of the Plan.

     (e) "Participant" shall mean any employee who is selected by the Committee to participate in the Plan.

     (f) "Stock" shall mean the $1.00 par value Common Stock of Grumman Corporation.

     (g) "Restricted Stock" shall mean any shares of Stock contingently awarded to a Participant under the Plan subject to the restrictions set forth in Section 6 hereof.

     (h) "Restricted Period" shall mean, with respect to any Award, the period or periods of time selected by the Committee, pursuant to Section 8 hereof, during which the restrictions set forth in
     Section 6 shall remain in effect with respect to the shares of Restricted Stock comprising such Award.

3.   SHARES OF RESTRICTED STOCK SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Section X of the Plan, the aggregate number of shares which may be granted as Restricted Stock Awards under the Plan shall not exceed 250,000 shares, subject to Section V of the Plan. Any shares of Restricted Stock which have been awarded under the Plan, but are later forfeited to the Company, may again be made subject to Awards under the Plan.

     The shares which may be granted as Restricted Stock Awards under the Plan may be authorized but unissued shares or shares acquired by the Corporation and held in its Treasury, as the Committee may from time to time determine.


4.   ADMINISTRATION; GRANT OF RESTRICTED STOCK AWARDS

     (a) The Plan shall be administered by the Committee. The Committee shall from time to time, in its discretion, select employees of the Company who are to receive Awards, determine the number of shares of Restricted Stock comprising such Awards, and establish the applicable terms and conditions of each such Award.

          No employee shall have any right to be selected for an Award, and any employee selected by the Committee for an Award at any time, or during any period, shall not, by virtue of such Award, have the right to be selected for an Award at any other time or during any other period.

     (b) The Committee shall have authority to adopt, change and revoke rules and forms for the administration of the Plan, to correct defects in any agreement covering an Award, and to interpret the Plan, the rules thereunder, and all Awards. Its determinations shall be conclusive and binding upon all interested parties.


5.   AWARD AGREEMENTS

     Each Award of Restricted Stock shall be evidenced by an Award Summary and Agreement, in accordance with Section VII of the Plan. Any such Award Summary and Agreement shall contain such terms and conditions as the Committee may in its sole discretion deem appropriate.


6.   RESTRICTIONS

     Stock issued or transferred to a grantee of a Restricted Stock Award shall be subject to the following restrictions:

     (a) None of the Restricted Stock comprising such Award may be sold, assigned, transferred, pledged or otherwise encumbered, except as provided, during the Restricted Period established for such Award;

     (b) All of the Restricted Stock shall be forfeited and shall be returned to the Company and all rights of the grantee to such Restricted Stock shall terminate without any payment or consideration by the Company, unless the grantee remains in the continuous employment of the Company for such period as the Committee shall designate pursuant to Section 8.

7.   RIGHTS AS A SHAREHOLDER

     Except as provided in Section 6, a Participant receiving an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Restricted Stock, including but not limited to, the right to receive all dividends paid on such shares of Restricted Stock and the right to vote such shares of Restricted Stock.


8.   RESTRICTED PERIOD

     The restrictions set forth in Section 6 shall lapse at such time or times as the Committee, in its sole discretion, shall designate at the time of grant of the Restricted Stock Award. The restrictions set forth in
Section 6 shall lapse at the end of the applicable restricted period or periods or upon the earlier occurrence of an event described in Sections 9 or 10. Upon the lapse of restrictions there shall be deducted and withheld that number of shares the Fair Market Value of which equals the amount required to be withheld for tax withholding purposes, in accordance with
Section VIII(f) of the Plan. Shares of Common Stock to be withheld for tax withholding purposes may be either at the required minimum or maximum combined statutory tax rate, plus FICA taxes, if required. However, any Participant who is subject to the reporting provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended, shall have such withholdings at the maximum combined statutory tax rate, plus FICA taxes, if required.


9.   LAPSE OF RESTRICTIONS ON DEATH, TOTAL DISABILITY,
     OR RETIREMENT

     In the event that the employment of a Participant who receives an Award is terminated prior to the lapse of the restrictions on his Restricted Stock by reason of death, total disability, or retirement at normal age 65, or later, the restrictions on the Award shall lapse on the date of such termination.


10.  LAPSE AT DISCRETION OF THE COMMITTEE; LAPSE UPON
     TERMINATION FOLLOWING A CHANGE IN CONTROL

     (a) The Committee shall have the authority to accelerate the time at which the restrictions on any Restricted Stock will lapse or to remove any of such restrictions whenever it may decide in its absolute discretion that, by reason of changes in applicable tax or other laws or other changes in circumstances arising after the date of an Award, such action is in the best interest of the Company, and equitable to the Participant receiving the Award, his heirs, or designated beneficiaries.

     (b) The restrictions shall lapse immediately upon a Change in Control (as hereinafter defined) of Grumman Corporation. For purposes of this Section 10, a "Change in Control" shall have the meaning set forth in Section XII(b) of the Plan.

11.  COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS

     No certificate for shares of Restricted Stock distributed pursuant to the Plan shall be executed and delivered until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable laws, and the requirements of any exchange on which the Stock may, at the time, be listed.


12.  AMENDMENT AND TERMINATION OF PLAN

     (a) The Board may, at any time and from time to time, modify or amend the Plan in any respect, except that without shareholder approval, the Board may not increase the maximum number of shares of Restricted Stock which may be awarded under the Plan in the aggregate (other than an increase pursuant to Section X of the Plan), or extend the period during which Awards may be granted. No modification or amendment of the Plan shall adversely affect any previously granted Award without the consent of the grantee thereof.

     (b) The Board may, at any time or from time to time, suspend or terminate the Plan, provided that no such action shall adversely affect any previously granted Award without the consent of the grantee thereof.


13.  DESIGNATION OF BENEFICIARY

     A Participant may, with the consent of the Committee, designate a person or persons to receive in the event of his death, any Restricted Stock to which he would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company, and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then his estate shall be deemed to be his beneficiary.


14.  PLAN CONTROLS

     In the case of any conflict between these Terms and Conditions and the provisions of the Plan, the provisions of the Plan shall control.

                                                          EXHIBIT 4(e)


                                          DATE


NAME
DIVISION

Dear            :

     I'm pleased to inform you that you have been awarded a Performance Share Award and a Stock Option Grant under Grumman's Long-Term Incentive Plan. The Plan is administered by the Compensation Committee of the Board of Directors, and your awards indicate that you are expected to be an integral part of the Corporation's future.

     You are hereby granted:

     A target award of ____ Performance Shares of the Corporation's Common Stock, par value $1 per share; and

     An option  to purchase  ____ shares of the Corporation's Common Stock,
par value $1 per share, at the price of $       per share.

     The date of grant of both awards is                   .

PERFORMANCE SHARE AWARD

     This award enables you to earn shares of Common Stock, based on Corporation performance over the three-year measuring period 1994-1996. The award, which you will receive in early 1997, consists of a target number of shares, determined by how well the Corporation meets certain performance criteria established by the Compensation Committee, as well as how its performance compares to a peer group of Aerospace/Defense Contractors. As a result, the actual number of shares you receive may be greater or less than the target number of shares shown above. The award will also include quarterly dividend equivalents in the form of additional shares. Upon payment of any performance share award, all required tax withholdings will be satisfied by reducing the number of shares to be delivered to you by that number of shares the aggregate fair market value of which equals such withholdings.

     The award is subject to all of the terms and conditions of the Plan (Attachment 1), and Certain Terms Governing Performance Shares (Attachment
2), as each may be amended from time to time.

STOCK OPTION GRANT

     This grant gives you an option to purchase the specified number of shares, at the option price, at any time during the period commencing three
(3) years after the date the option was granted and expiring ten (10) years after such date. In lieu of exercising the option, you may surrender the option during such period and receive a payment in the form of shares of

Common Stock, based on the difference between the fair market value of Common Stock on the date of surrender and the exercise price. Upon any surrender, all required tax withholdings will be satisfied by reducing the number of shares to be delivered to you by that number of shares the aggregate fair market value of which equals such withholdings.

     The grant is subject to all of the terms and conditions of the Plan (Attachment 1), and to certain Terms and Conditions of Stock Options granted pursuant to the Plan (Attachment 3), as each may be amended from time to time, and is intended to be an "Incentive Stock Option" for tax purposes.


ACCEPTANCE

      This letter and Attachments 1, 2 and 3 constitute the "Award Summary and Agreement" referred to in the Plan. If you accept your awards, please sign this letter, signifying your acceptance and your agreement to the terms of the Plan and such Attachments, as amended, which will govern your awards and all prior awards made to you under the Plan. The signed letter should be returned to Beth Simone, Mail Stop E02-GHQ. Beneficiary forms are also enclosed, should you wish to designate or change the beneficiary who would receive your awards in the event of death. If you have any questions concerning these awards, please call Robert E. Foster, Vice President - Human Resources, at 575-6141. If you have any questions concerning the proper procedures for exercising or surrendering a stock option, please call Beth Simone at 575-7999.

     Outstanding performance is vital to the success of the Corporation and I look forward to recognizing our collective results through the Long-Term Incentive program.

                                   Very truly yours,

                                   GRUMMAN CORPORATION



                                   Renso L. Caporali
                                   Chairman of the Board & CEO




Enclosures

ACCEPTED AND AGREED:


Print Name:  _________________________


Signature:  ___________________________

Date Signed: ________________________

ID Number: _________________________

                                                        EXHIBIT 4(f)



                                       DATE




NAME
DIVISION

Dear     :

     I'm pleased to inform you that you have been awarded a Stock Option Grant under Grumman's Long-Term Incentive Plan. The Plan is administered by the Compensation Committee of the Board of Directors, and your award indicates that you are expected to be an integral part of the Corporation's future.

     You are hereby granted an option to purchase _____ shares of the Corporation's Common Stock, par value $1 per share, at the price of $______ per share.


     The date of the grant is ______________.


STOCK OPTION GRANT

     This grant gives you an option to purchase the specified number of shares, at the option price, at any time during the period commencing three
(3) years after the date the option was granted and expiring ten (10) years after such date. In lieu of exercising the option, you may surrender the option in such period and receive a payment in the form of shares of Common Stock, based on the difference between the fair market value of Common Stock on the date of surrender and the exercise price. Upon any surrender, all required tax withholdings will be satisfied by reducing the number of shares to be delivered to you by that number of shares the aggregate fair market value of which equals such withholdings.

     The grant is subject to the terms and conditions of the Plan (Attachment 1), and to certain Terms and Conditions of Stock Options granted pursuant to the Plan (Attachment 2), as each may be amended from time to time, and is intended to be an "Incentive Stock Option" for tax purposes.


ACCEPTANCE

     This letter and Attachments 1 and 2 constitute the "Award Summary and Agreement" referred to in the Plan. If you accept your award, please sign this letter, signifying your acceptance and your agreement to the terms of the Plan and such Attachments, as amended, which will govern the instant grant and all prior stock option grants awarded to you under the Plan. The signed letter should be returned to Beth Simone, Mail Stop EO2-GHQ. A beneficiary form is also enclosed, should you wish to designate or change the beneficiary who would receive your award in the event of death. If you have any questions concerning this award, please call Robert E. Foster, Vice President - Human Resources, at 575-6141. If you have any questions concerning the proper procedures for exercising or surrendering a stock option, please call Beth Simone at 575-7999.

     Outstanding performance is vital to the success of the Corporation and I look forward to recognizing our collective results through the Long-Term Incentive program.

                                 Very truly yours,

                                 GRUMMAN CORPORATION





                                 Renso L. Caporali
                                 Chairman of the Board & CEO




Enclosures

ACCEPTED AND AGREED:


Print Name: _______________________________

Signature:

Date Signed: __________

ID Number: ____________

                                             EXHIBIT 4(g)




                                   Date



NAME
DIVISION

Dear ____________:

     I'm pleased to inform you that you have been awarded a Restricted Stock award under Grumman's Long-Term Incentive Plan. The Plan is administered by the Compensation Committee of the Board of Directors, and your award indicates that you are expected to be an integral part of the Corporation's future.

     You are hereby granted __________ restricted shares of Grumman Corporation Common Stock, par value $1 per share, under the Long-Term Incentive Plan.

     This award is subject to the provisions of this letter. It is also subject to the terms and conditions of the Plan (Attachment 1), and to certain Terms and Conditions Governing Restricted Stock granted pursuant to the Plan (Attachment 2), as each may be amended from time to time.

RESTRICTIONS

     The shares of Restricted Stock awarded to you may not be sold, assigned, transferred, pledged or otherwise encumbered, while under restriction. IN ADDITION, WITH CERTAIN LIMITED EXCEPTIONS (SEE SECTIONS 9 AND 10 OF ATTACHMENT 2), UNLESS YOU REMAIN IN THE CONTINUOUS EMPLOYMENT OF GRUMMAN CORPORATION OR A SUBSIDIARY THEREOF, SHARES UNDER RESTRICTION SHALL BE FORFEITED AND RETURNED TO THE CORPORATION, AND ALL YOUR RIGHTS TO SUCH SHARES SHALL TERMINATE WITHOUT ANY PAYMENT OR CONSIDERATION BY THE CORPORATION. So long as your Restricted Stock award is not forfeited, you will receive all dividends paid on your shares of Restricted Stock and will have the right to vote such shares. The Corporation will retain physical custody of your shares of Restricted Stock until the restrictions thereon have lapsed.

     Restrictions on your shares will lapse in accordance with the following schedule: 20% of the total number of shares shall become free of the restrictions set forth above, on January 1, ______, and on each
subsequent January  1st, through  and including January 1,       , by which
time all restrictions will have lapsed.

     As the restrictions lapse on your shares, a certificate(s) will be issued in your name, or in joint tenancy with your spouse if you prefer, for the appropriate number of shares. All required tax withholdings will be satisfied by reducing the number of shares to be delivered to you by that number of shares the aggregate fair market value of which equals such withholdings. You will then be free to dispose of, or retain the net shares delivered to you, as you wish.

ACCEPTANCE

      This letter and Attachments 1 and 2 constitute the "Award Summary and Agreement" referred to in the Plan. If you accept your award, please sign this letter, signifying your acceptance and your agreement to this letter and such Attachments, as amended, which will govern the instant award. The signed letter should be returned to Beth Simone, Mail Stop EO2-GHQ. A beneficiary form is also enclosed, should you wish to designate or change the beneficiary who would receive your shares of Restricted Stock in the event of death. If you have any questions concerning this award, please call Robert E. Foster, Vice President - Human Resources, at 575-6141. If you have any questions concerning the lapsing of restrictions and the issuance of share certificates, please call Beth Simone at 575-7999.

     Outstanding performance is vital to the success of the Corporation and I look forward to recognizing our collective results through the Long-Term Incentive program.

                                   Very truly yours,

                                   GRUMMAN CORPORATION




                                   Renso L. Caporali
                                   Chairman of the Board & CEO






Enclosures



Accepted and Agreed:


Signature:  ______________________


Date Signed:

                                                      EXHIBIT 4(h)


                         OPTION EXERCISE FORM


   As the holder of an option to purchase shares of Common Stock granted under the Company's Long-Term Incentive Plan, I hereby elect to exercise the option, or portion thereof, as follows:

    DATE OF         NUMBER OF       PURCHASE PRICE     TOTAL PURCHASE
  OPTION GRANT      SHARES (1)      PER SHARE  ($)         PRICE ($)




   A check payable to the Company in the amount of ___________, covering the purchase price of the shares, is enclosed. The shares should be issued in the following name(s)2:

      EXACT NAME OR NAMES                    CERTIFICATE(S)  ISSUED

                                             _____ X _____

     1. ____________________________  or     _____ X ______
             Optionee only)

     2.                               &     __________________________
       (Optionee & Spouse as joint tenants with right of survivorship)

   I am aware of the restrictions imposed by the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, particularly those with respect to material, non-public information, and that those restrictions apply to my purchases and sales of Company Stock, including the shares I will receive upon this exercise. I realize that if I have been advised that I may be deemed to be a "control" person with respect to the Company, I may be required to comply with Rule 144 under the Securities Act of 1933 or it may be necessary for the Company to take certain steps under that Act in connection with any proposed sale by me.

   In addition,  if I  am a  person required  to  file  reports  under
Section 16 of the Securities Exchange Act of 1934, I represent that I will review my personal transaction records to assure that I have had no non-exempt acquisition(s) for the preceding six (6) months prior to any sale of the shares I receive upon this exercise and I will refrain from making any non-exempt acquisition(s) of Company Common Stock for at least six (6) months subsequent to any such sale.
[IF ANY TERM, OR THE LAWS, RULES AND REGULATIONS REFERENCED ABOVE ARE NOT CLEAR TO YOU, OR IF YOU ARE UNSURE OF WHETHER NON-PUBLIC INFORMATION YOU MAY HAVE IS MATERIAL, PLEASE CONSULT THE OFFICE OF THE GENERAL COUNSEL BEFORE SUBMITTING THIS FORM OR DISPOSING OF THE SHARES RECEIVED UPON SURRENDER.]

     ____________________________   ______________________________
                                    (Signature of the Optionee)
     ____________________________
        (Address of Optionee)      Date: ___________________

     Employee ID: _______________  Social Security Number: ___________


_____
1) The number of option shares purchased under each option exercise must be 100 or a multiple of 100 unless the purchase includes all shares purchasable under such option.

2) Shares may be issued in the name of the optionee or in the names of the optionee and spouse as joint tenants with right of survivorship, but may not be issued in the name of a broker.

                                                        EXHIBIT 4(i)
                         OPTION EXERCISE FORM

                Exercise Using Previously Owned Stock


   As the holder of an option to purchase shares of Common Stock granted under the Company's Long-Term Incentive Plan, I hereby elect to exercise the option, or portion thereof, as follows:

DATE OF       NUMBER OF       PURCHASE PRICE    # SHARES   TOTAL PURCHASE
GRANT         SHARES (1)      PER SHARE  ($)    SUBMITTED    PRICE ($)



      Shares of Grumman Common Stock totalling ____________shares (and a check for $___________ covering the remaining purchase price of the shares if necessry) are enclosed. The shares should be issued in the following name(s)2:

    EXACT NAME OR NAMES                 CERTIFICATE(S)  ISSUED

                                                  _____ X ______
   1.  ____________________________  or
            (Optionee only)                       _____ X ______

   2.  ____________________________  &  __________________________
     (Optionee & Spouse as joint tenants with right of survivorship)

   I am aware of the restrictions imposed by the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, particularly those with respect to material, non-public information, and that those restrictions apply to my purchases and sales of Company Stock, including the shares I will receive upon this exercise. I realize that if I have been advised that I may be deemed to be a "control" person with respect to the Company, I may be required to comply with Rule 144 under the Securities Act of 1933 or it may be necessary for the Company to take certain steps under that Act in connection with any proposed sale by me.

   In addition,  if I  am a  person required  to  file  reports  under
Section 16 of the Securities Exchange Act of 1934, I represent that I will review my personal transaction records to assure that I have had no non-exempt acquisition(s) for the preceding six (6) months prior to any sale of the shares I receive upon this exercise and I will refrain from making any non-exempt acquisition(s) of Company Common Stock for at least six (6) months subsequent to any such sale.
[IF ANY TERM, OR THE LAWS, RULES AND REGULATIONS REFERENCED ABOVE ARE NOT CLEAR TO YOU, OR IF YOU ARE UNSURE OF WHETHER NON-PUBLIC INFORMATION YOU MAY HAVE IS MATERIAL, PLEASE CONSULT THE OFFICE OF THE GENERAL COUNSEL BEFORE SUBMITTING THIS FORM OR DISPOSING OF THE SHARES RECEIVED UPON SURRENDER.]

     ____________________________   ______________________________
                                    (Signature of the Optionee)
     ____________________________
        (Address of Optionee)       Date: ___________________

     Employee ID: _______________  Social Security Number: ___________

_____
1) The number of option shares purchased under each option exercise must be 100 or a multiple of 100 unless the purchase includes all shares purchasable under such option.

2) Shares may be issued in the name of the optionee or in the names of the optionee and spouse as joint tenants with right of survivorship, but may not be issued in the name of a broker.

                          (Reverse Side of Form)



Please insert data on stock certificate below:


         SHARE CERTIFICATE(s) SUBMITTED TO EXERCISE STOCK OPTION:



                                                    EXERCISE
                                          PREVIOUS   PRICE
CERTIFICATE    CERTIFICATE   NUMBER OF     MARKET   (CLOSING
   DATE          NUMBER       SHARES       VALUE    (PRICE)      $ VALUE

                                                     EXHIBIT 4(j)

                        OPTION SURRENDER FORM

   As the holder of an option to purchase shares of Common Stock granted under the Company's Long-Term Incentive Plan, I hereby elect to surrender the right to exercise the option, or portion thereof, as follows:

       DATE OF          OPTION PRICE        NUMBER OF OPTION

     OPTION GRANT       PER SHARE ($)     SHARES  SURRENDERED (1)







   I understand that the Company will issue shares of its Common Stock in settlement of this surrender. The Company will determine the number of shares to be issued by computing the difference between the option price of the shares being surrendered and their Fair Market Value determined on the date of such surrender. The settlement of such difference will be in the nearest whole number of shares of
Common Stock of the Company that could be purchased with such difference at Fair Market Value. The mean between the highest and lowest reported selling prices of Grumman Corporation Common Stock on the New York Stock Exchange Composite Transactions on the date of such computation shall be the "Fair Market Value" for all purposes. Please issue the shares in the following name(s)2:

    EXACT NAME OR NAMES                     FEDERAL TAX:    28%  _____

                                                            36%  _____
   1.  ____________________________   or
             (Optionee only)

   2.                            &    ______________________________
    (Optionee & Spouse as joint tenants with right of survivorship)


   In executing this Option Surrender Form, I recognize that I have a responsibility to the Company to refrain from surrendering options if I reasonably believe that the Fair Market Value as defined above is greater than it would otherwise be if material non-public information of which I am aware were made public.
   I also am aware of the restrictions imposed by the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, particularly those with respect to material, non-public information, and that those restrictions apply to my purchases and sales of Company Stock, including the shares I will receive upon this surrender. I realize that if I have been advised that I may be deemed to be a "control" person with respect to the

Company, I may be required to comply with Rule 144 under the Securities Act of 1933 or it may be necessary for the Company to take certain steps under that Act in connection with any proposed sale by me.
   In addition,  if I  am a  person required  to  file  reports  under
Section 16 of the Securities Exchange Act of 1934, I represent that I will review my personal transaction records to assure that I have had no non-exempt acquisition(s) for the preceding six (6) months prior to any sale of the shares I receive upon this surrender and I will refrain from making any non-exempt acquisition(s) of Company Common Stock for at least six (6) months subsequent to any such sale.
[IF ANY TERM, OR THE LAWS, RULES AND REGULATIONS REFERENCED TO THE ABOVE ARE NOT CLEAR TO YOU, OR IF YOU ARE UNSURE OF WHETHER NON-PUBLIC INFORMATION YOU MAY HAVE IS MATERIAL, PLEASE CONSULT THE OFFICE OF THE GENERAL COUNSEL BEFORE SUBMITTING THIS FORM OR DISPOSING OF THE SHARES RECEIVED UPON SURRENDER.]

     ____________________________   ______________________________
                                    ( Signature of the Optionee)
     ____________________________
        (Address of Optionee)      Date: ___________________

     Employee ID: _______________  Social Security Number: ___________
_____
1) The number of option shares being surrendered must be large enough to result in payment thereof of 100 or more shares of Common Stock, unless all shares exerciseable under the option are surrendered.
2) Shares may be issued in the name of the optionee or in the names of the optionee and spouse as joint tenants with right of survivorship, but may not be issued in the name of a broker.

                                                      EXHIBIT 23 (a)




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to 1,750,000 shares of Grumman Corporation Common Stock to be covered by awards under the Grumman Corporation Long-Term Incentive Plan, of our reports dated January 20, 1994 on the consolidated financial statements and related supplemental schedules of Grumman Corporation and subsidiaries included in, or incorporated by reference in, Grumman Corporation's previously filed Annual Report on Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Registration Statement.


                                       /s/ Arthur Andersen & Co.

                                       ARTHUR ANDERSEN & CO.




New York, N.Y.
March 23, 1994

                                       EXHIBITS 5 and 23(b)


Grumman Corporation
Bethpage, New York 11714-3580          T.L. Genovese
                                       Vice President - General Counsel


                                       March 25, 1994


Grumman Corporation
1111 Stewart Avenue
Bethpage, New York 11714


Gentlemen:

    As Vice President and General Counsel of Grumman Corporation, a New York corporation ("Grumman"), I have reviewed the pertinent documents with respect to the 1,750,000 shares of Grumman Common Stock, par value $1.00 per share, which may be delivered in respect of (i) performance share awards granted by Grumman under the Grumman Corporation Long-Term Incentive Plan (the "Plan"); (ii) the exercise or surrender of stock options granted by Grumman under the Plan; and (iii) restricted stock awards granted by Grumman under the Plan.

    I wish to advise you that in my opinion:

    1. Grumman is a corporation duly organized and existing under the laws of the State of New York.

    2. The Plan has been validly adopted by all necessary corporate action on the part of the Board of Directors of Grumman and the stockholders of Grumman.

    3. Upon the determination and delivery of each performance share award to be granted pursuant to and in accordance with the Plan in the manner provided in each such grant, Grumman will be obligated to, and may lawfully transfer and deliver to the holder of such award the shares of Grumman Common Stock as specified in each such grant, and the shares so transferred and delivered will be legally issued, fully paid and nonassessable.

    4. Upon the exercise of each stock option to be granted pursuant to and in accordance with the Plan in the manner provided in each such grant (including payment to Grumman of the exercise price, not less than the aggregate par value of the Common Stock, as therein specified), Grumman will be obligated to, and may lawfully transfer and deliver to the option holder the shares of Grumman Common Stock as specified in each such grant, and the shares so transferred and delivered will be legally issued, fully paid and nonassessable. Shares of Grummnan Common Stock issued upon the surrender of the right to exercise an option or some portion thereof pursuant to and in accordance with the Plan will be legally issued, fully paid and nonassessable.

    5. Upon the granting of each restricted stock award to be granted pursuant to and in accordance with the Plan in the manner provided in each such grant, Grumman will be obligated to, and may lawfully transfer and deliver to the holder of such award the shares of Grumman Common Stock as specified in each such grant, and the shares so transferred and delivered will be legally issued, fully paid and nonassessable.

    I hereby consent to the filing by Grumman of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-8 relating to the 1,750,000 shares of Common Stock that may be delivered pursuant to the Plan, and to the statements made in reference to me under the caption "Interest of Counsel - Legal Opinion" in the Registration Statement.


                                       Very truly yours,

                                       /s/ T.L. Genovese

                                       T. L. GENOVESE
                                       Vice President and
                                       General Counsel

                                                           EXHIBIT 24


                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, Grumman Corporation hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, its true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in its name, place, and stead, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of Grumman Corporation, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, Grumman Corporation has executed this instrument this 17th day of March, 1994.

                                       GRUMMAN CORPORATION


                                       By /s/ Renso L. Caporali
                                       Renso L. Caporali
                                       Chairman of the Board,
                                       Chief Executive Officer and
                                       Director



ATTEST:


/s/ Stephanie Josiah
Assistant Secretary

(Corporate Seal)

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Renso L. Caporali
                                       Renso L. Caporali
                                       Chairman of the Board,
                                       Chief Executive Officer,
                                       and Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Robert J. Myers
                                       Robert J. Myers
                                       President,
                                       Chief Operating Officer,
                                       and Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ J. Robert Anderson
                                       J. Robert Anderson
                                       Vice Chairman,
                                       Chief Financial Officer,
                                       and Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Nat P. Busi
                                       Nat P. Busi
                                       Vice President,
                                       Controller,
                                       and Principal Accounting Officer

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ K. S. Axelson
                                       Kenneth S. Axelson
                                       Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Lucy Wilson Benson
                                       Lucy Wilson Benson
                                       Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Richard Dulude
                                       Richard Dulude
                                       Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Victor H. Li
                                       Victor Hao Li
                                       Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Charles Marshall
                                       Charles Marshall
                                       Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ John T. Sargent
                                       John T. Sargent
                                       Director

                           GRUMMAN CORPORATION

                            POWER OF ATTORNEY

    WHEREAS, Grumman Corporation (the "Company") intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, its Registration Statement on Form S-8, in connection with 1,750,000 shares of Common Stock, par value $l per share, of the Company to be issued in connection with the granting of awards under the Company's Long-Term Incentive Plan.

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, of Grumman Corporation, hereby appoints Steven Dely, Thomas L. Genovese and John H. Mullan, and each of them severally, his true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place, and stead, in his capacity as a director, officer, or both, of Grumman Corporation, said Registration Statement and any and all amendments and subsequent post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to go and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of March, 1994.

                                       /s/ Eddie N. Williams
                                       Eddie N. Williams
                                       Director

                             GRUMMAN CORPORATION


                               CERTIFICATE


    I, STEPHANIE JOSIAH, Assistant Secretary of GRUMMAN CORPORATION, do hereby certify that the following resolutions were adopted by the Board of Directors of this Corporation on March 17, 1994, and that said resolutions have not been revoked, modified or superseded, and remain in full force and effect:

         RESOLVED, that 1,750,000 shares of Common Stock, par value $1 per share, of the Corporation are reserved for issuance in furtherance of the Long-Term Incentive Plan (the "Plan"); and further

         RESOLVED, that the proper officers of the Corporation are authorized to issue shares of Common Stock, par value $1 per share, of this Corporation reserved for issuance pursuant to the preceding resolution, in any or all of the following circumstances:

         (a) upon the exercise of any stock option or incentive stock option granted pursuant to the Plan, in the manner and upon the terms, conditions and provisions set forth in such stock option or incentive stock option, for the applicable option price of such shares (which shall be not less than the par value thereof);

         (b) upon the surrender of a right to exercise a stock option or an incentive stock option, or some portion thereof, pursuant to the Plan, in the manner and upon the terms, conditions and provisions governing such surrender;

         (c) upon the granting of a restricted stock award or upon the determination and delivery of a performance share award, pursuant to the Plan, in the manner and upon the terms, conditions and provisions set forth in such award; or

         (d) upon the granting, determination or delivery (as appropriate) of any other Common Stock-based award under the Plan, including dividend equivalents in the form of shares of Common Stock, unrestricted stock awards, or any other Common Stock-based awards granted under the Plan, in each case in the manner and upon the terms, conditions and provisions applicable to the subject award; and further

         RESOLVED, that upon such issuance such shares shall be fully paid and non-assessable shares of Common Stock of the Corporation; and further

         RESOLVED, that the authority heretofore conferred upon The Bank of New York, as Transfer Agent and as Registrar, with respect to the Common Stock of the Corporation is extended to the issuance, registration, and transfer of stock certificates representing up to, but not more than, 1,750,000 shares of Common Stock, par value $1 per share, which may become issuable in furtherance of the Plan, provided that stock certificates representing shares so issued shall be issued only against specific written instructions given to said Transfer Agent or Registrar by the Corporation; and further

         RESOLVED, that the officers of the Corporation are authorized to cause the Corporation to file a Registration Statement on Form S-8 and any amendments and post-effective amendments thereto with the Securities and Exchange Commission for the registration of such shares under the Securities Act of 1933, as amended, and to cause such to become effective; and further

         RESOLVED, that the Chairman, President, the Chief Financial Officer and the Treasurer of the Corporation are, and each of them is, authorized to execute a power of attorney in the name, and on behalf, of the Corporation in favor of Steven Dely, Thomas L. Genovese and John H. Mullan, and any of them (with power of substitution in each), empowering such attorneys-in-fact to do all acts and things and to execute any and all instruments on behalf of the Corporation, including the Registration Statement on Form S-8 and any amendments and post-effective amendments thereto, which said attorneys or any of them may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of 1,750,000 shares of Common Stock, par value $1 per share, of the Corporation to be issued from time to time in furtherance of the Plan; and further

         RESOLVED, that the Board does authorize the execution by the directors and officers of the Corporation or any of them of a power of attorney in favor of Steven Dely, Thomas L. Genovese and John H. Mullan and any of them (with power of substitution in each), empowering such attorneys-in-fact or any of them do all acts and things and to execute any and all instruments on behalf of such directors and officers, including the Registration Statement on Form S-8 and all amendments and post-effective amendments thereto, which such attorneys or any of them may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of 1,750,000 shares of Common Stock, par value $1 per share, of the Corporation issuable from time to time in furtherance of the Plan; and further

         RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer and the Treasurer, and the Secretary of the Corporation are, and each of them is, authorized and directed to cause the Corporation to apply to the New York Stock Exchange for the listing, upon official notice of issuance thereof, of the 1,750,000 shares of its Common Stock, par value $1 per share, which are reserved for issuance pursuant to the resolution above in furtherance of the Plan; to execute in the name, and on behalf, of the Corporation and file with the New York Stock Exchange an appropriate listing application and all such agreements and documents as any of them may consider necessary or desirable to secure such listing; to make any changes in any such listing application, agreement, or document as may be required to satisfy the requirements of such Exchange; and to appear on behalf of the Corporation before such Exchange; and further

         RESOLVED, that the proper officers of the Corporation and its counsel are, and each of them is, authorized to do any and all acts and things; to execute and deliver all such instruments, documents, and certificates, in the name, and on behalf, of the Corporation and under its corporate seal or otherwise; and to pay all such fees and expenses, as in their judgment shall be necessary, proper, or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing resolutions and each of them.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of GRUMMAN CORPORATION this 25th day of March, 1994.



(Corporate Seal)                       /s/ Stephanie Josiah
                                       Stephanie Josiah,
                                       Assistant Secretary